UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Global Ship Lease, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

25 Wilton Road, London SW1V 1LW United Kingdom
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Senior Notes due 2024	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-234343 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
A description of the 8.00% Senior Unsecured Notes due 2024 of Global Ship Lease, Inc. (the “Registrant”) is set forth under the caption “Description of Debt Securities” in the prospectus, dated November 7, 2019 (the “Base Prospectus”), as supplemented by the information set forth under the caption “Description of the Notes” in the prospectus supplement, dated November 14, 2019 (together with the Base Prospectus, the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”), on November 18, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which Prospectus constitutes a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-234343), declared effective by the Commission on November 7, 2019. Such description is incorporated herein by reference.
Item 2. Exhibits.
The following exhibits are filed as part of this registration statement:

No.	Exhibit
1.1
Underwriting Agreement, dated November 14, 2019, by and between the Registrant and B. Riley FBR, Inc., as representative of the several underwriters named therein (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Report on Form 6-K, filed with the Commission on November 19, 2019).

4.1
Base Indenture, dated November 19¸2019, between the Registrant and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Report on Form 6-K, filed with the Commission on November 19, 2019).

4.2
First Supplemental Indenture, dated November 19, 2019, between the Registrant and the Trustee (incorporated herein by reference to Exhibit  4.2 to the Registrant’s Report on Form 6-K, filed with the Commission on November 19, 2019).

4.3	Form of 8.00% Senior Note Due 2024 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Report on Form 6-K, filed with the Commission on November 19, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

November 19, 2019	GLOBAL SHIP LEASE, INC.

	By:	/s/ Ian J. Webber
Name: Ian J. Webber
Title: Chief Executive Officer